Exhibit 10.2 Asset Purchase Agreement, dated April 30, 2010

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is effective as of April 30, 2010.

BETWEEN:
ON4 COMMUNICATIONS, INC.   is a Delaware company,
having its business address at 16413 N.91 Street, C100,
Scottsdale, AZ 85260
(“Seller”)

AND:

CHARITY TUNES INC.  is a Delaware company
(“Charity Tunes”)

AND:

BACCHUS FILINGS INC.  is a British Columbia company,
having its business address at 1820-925 West Georgia
Street, Vancouver, BC V6C 3L2
(“Buyer”)

AND:

BACCHUS ENTERTAINMENT LTD. is a British Columbia
company, having its business address at 820-925 West
Georgia Street, Vancouver, BC V6C 3L2
(“BEL”)

AND:

PENNY GREEN is a businessperson having address at
1820-925 West Georgia Street, Vancouver, BC V6C 3L2
(“Green”)

WHEREAS:

A.
As of the date of this agreement, approximately US$432,600, as outlined on Schedule I, attached to this agreement (the “Debt”) remains owning and outstanding by the Buyer to Green, director and officer of the Buyer, or to BEL, a company owned and controlled by Green;

B.	The Buyer is a company owned and controlled by Green;

C.	Charity Tunes is a wholly owned subsidiary of the Seller;

D.
The Seller, Green, BEL and the Buyer entered into a Post Merger Agreement, dated September 14, 2009 (the “Post Merger Agreement”) in relation to the ownership of Charity Tunes and repayment of the Debt;

E.
Pursuant to the Post Merger Agreement, the parties agreed that the Seller would be released from any obligation to repay the Debt owed to Green or BEL, if by June 30, 2010, Charity Tunes was not successful in generating revenue of at least US$500,000;

F.	The Seller owns rights and title to certain assets used in connection with or relating to online music promotional business known as MyFanPro and its website www.myfanpro.com (the “Asset”); and

G.	The Seller has agreed to sell, and the Purchaser has agreed to purchase, all assets, rights and titles associated with the Asset.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.
Purchase and Sale. The Seller hereby assigns, conveys, transfers and delivers to the Buyer, free and clear of all liens, charges, restrictions and encumbrances, all assets, rights and title in the Asset, including all intellectual property of the Seller relating to the Asset.

2.
Purchase Price and Payment. In consideration of the sale, conveyance, assignment, transfer and delivery of the Assets, Green and BEL shall release and forever discharge the Seller and Charity Tunes from the Debt owed to Green or BEL.  Included in the Debt is US$120,000 owed by the Seller to Green or BEL as evidenced by a convertible note dated April 30, 2009 (the “Note”).  The debt of US$120,000 shall be assumed by Buyer and the Note shall be cancelled.

3.	Amendment of Post-Merger Agreement. Provision 2.2 of the Post-Merger Agreement, which reads as follows:

“If by June 30, 2010, Charity Tunes has not been successful in generating revenue of at least US$500,000, then all monies that were owing to Green or BEL by On4 Pubco as of the date of this agreement shall, on June 30, 2010 be forgiven and no longer owed by On4 Pubco, whereon Green and BEL will release and forever discharge On4 Pubco from all remaining debt owned by On4 Pubco to Green or BEL. ”

is deleted.

4.
Adjustment of Debt. In the event that the Debt amounts set out in Schedule I are incorrect, the parties agree to amend the Agreement so that Schedule I is amended to reflect the total amount of Debt owed to Green and BEL by Charity Tunes and Seller as at April 30, 2010 as determined in accordance with the records of the Company’s accountant.

5.
Further Assurances. Each of the parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other parties hereto may reasonably require from time to time for the purpose of giving effect to this agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this agreement.

6.
Counterparts.  This agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.
ON4 COMMUNICATIONS, INC. /s/ Cameron Robb Cameron Robb Authorized Representative
CHARITY TUNES INC. /s/ Penny Green Penny Green Authorized Representative
BACCHUS FILINGS INC. /s/ Penny Green Penny Green Authorized Representative	/s/ Penny Green PENNY GREEN

Schedule I

The following amounts are included in the definition of Debt and assumed by Bacchus Filings Inc. from On4 Communications Inc. and Charity Tunes Inc.:

Owing From	Owing to	US$	CAD$
On4 Communications Inc.	Penny Green		12,938
		236,864.19
	Bacchus Entertainment Ltd.	8,709.12
			5,000
On4 Communications Inc. (the Convertible Note)	Bacchus Entertainment Ltd.	120,000
Charity Tunes	Penny Green	17,190.87
			301.37
	Bacchus Entertainment Ltd.	15,300
			17,000
Totals		398,064.18	35,239.37
	Converted to US at .98	34,534,58
Total Amount of the Debt		US$432,598.76

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